Exhibit 99.1

The Marygold Companies Reports Financial Results

for 2024 First Fiscal Quarter

San Clemente, Calif., November 13, 2023—The Marygold Companies, Inc. (“TMC,” or the “Company”) (NYSE American: MGLD), a diversified global holding firm, today reported financial results for the 2024 first fiscal quarter ended September 30, 2023.

Net revenues for the three months ended September 30, 2023 were $8.2 million, versus $8.9 million last year. The Company registered a net loss of $500 thousand, equal to a loss of $0.1 per share, for the fiscal 2024 first quarter, principally reflecting continued investment in the Marygold & Co. fintech app, compared with net income of $497 thousand, or $0.01 per share, last year.

TMC’s balance sheet remained strong at September 30, 2023. Cash and cash equivalents amounted to $7.0 million at the end of the quarter, and the Company has essentially no debt. Total assets at September 30, 2023, were $35.5 million, and total stockholders’ equity at the quarter’s end was $30.0 million.

“Good progress was made during the quarter on an operational basis, and the Company remains cash flow positive,” said David Neibert, TMC’s Chief Operations Officer. “Net income at the operating subsidiary levels was slightly lower than the comparative year period, due to several factors, including: a strengthening of the US dollar in our foreign markets, reflecting a lower value in currency translation; marketing expenses in connection with the rollout of a new product line by our Original Sprout subsidiary; and, most impactfully, by higher expenses in connection with the final stages of development and initial marketing of our mobile fintech app by our Marygold & Co. subsidiary. Our USCF Investments subsidiary and our core businesses remain strong, with the revenue downturn for the first quarter well within our range of acceptable volatility. We plan to continue investing in the fintech space, which will continue to impact earnings for the short term, as we set the stage for TMC’s renewed focus on the financial services sector in the coming years.”

Nicholas Gerber, TMC’s Chief Executive Officer, said, “While we strive to maintain cash flow neutral operating results as we calculate our investment in Marygold & Co., economic conditions beyond our control impacted our performance for the quarter ended September 30, 2023. Our goal is to successfully put the foundational building blocks together for a sustainable, profitable, long-term future, while remaining debt free and maintaining a high level of cash reserves. From our exciting new mobile fintech app and financial services offerings to the innovative new products and services produced and provided by our other operating units, our objective is to enhance long-term value for all of our stakeholders.”

Business Units

The Company’s USCF Investments subsidiary, www.uscfinvestments.com, acquired in December 2016 and based in Walnut Creek, Calif., serves as manager, operator or investment adviser to 15 exchange traded products, structured as limited partnerships or investment trusts that issue shares trading on the NYSE Arca.

Gourmet Foods, https://gourmetfoodsltd.co.nz/, acquired in August 2015, is a commercial-scale bakery that produces and distributes iconic meat pies and pastries throughout New Zealand under the brand names Pat’s Pantry and Ponsonby Pies. Acquired by Gourmet Foods in July 2020, Printstock Products Limited https://www.printstocknz.com/, is a printer of specialized food wrappers and is located in Napier, New Zealand. Its operations are consolidated with those of Gourmet Foods.

Brigadier Security Systems, www.brigadiersecurity.com, acquired in June 2016 and headquartered in Saskatoon, Canada, provides comprehensive security solutions to homes and businesses, government offices, schools and other public buildings throughout the province under the brands Brigadier Security Systems in Saskatoon and Elite Security in Regina, Canada.

Acquired at the end of 2017, San Clemente, Calif.-based Original Sprout, www.originalsprout.com, produces and distributes a full line of vegan, safe, non-toxic hair and skin care products, including a “reef safe” sun screen, in the U.S. and its territories, the U.K., E.U., Turkey, Middle East, Africa, Taiwan, Mexico, South America, Singapore, Hong Kong, Malaysia, New Zealand, Australia and Canada among other areas.

Marygold & Co., formed in the U.S. during 2019 and operating from offices in Denver, CO, together with its wholly owned subsidiary, Marygold & Co. Advisory Services, LLC, was established to explore opportunities in the financial technology sector. The company continues further development of a fintech mobile banking app., having completed the initial development stage and soft launch in the U.S. in June 2023. https://marygoldandco.com/

Marygold & Co. (UK) Limited, formed in the U.K. during August 2021, operates through its subsidiary acquired in 2022, Tiger Financial & Asset Management Limited (“Tiger”), a U.K. based investment adviser. Tiger’s core business is managing clients’ financial wealth across a diverse product range, including cash, national savings, individual savings accounts, unit trusts, insurance company products such as investment bonds and other investment vehicles. http://www.tfam.co.uk/

About The Marygold Companies, Inc.

The Marygold Companies, Inc., which changed its name from Concierge Technologies, Inc. in March 2022, was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, security systems and beauty products, under the trade names USCF Investments, Tiger Financial & Asset Management Limited, Gourmet Foods, Printstock Products, Brigadier Security Systems and Original Sprout, respectively. Offices and manufacturing operations are in the U.S., New Zealand, U.K., and Canada. For more information, visit www.themarygoldcompanies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, including, but not limited to, tangible benefits expected to be realized in the 2024 calendar year from current investments, involve significant risks and uncertainties that could cause actual results to differ materially from the expected results and, consequently, should not be relied upon as predictions of future events. These forward-looking statements, including the factors disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 25, 2023, and in the Company’s other filings with the Securities and Exchange Commission, are not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Media and investors, for more Information, contact:
Roger S. Pondel PondelWilkinson Inc. 310-279-5965 rpondel@pondel.com Contact the Company: David Neibert, Chief Operations Officer 949-429-5370 dneibert@themarygoldcompanies.com

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2023	June 30, 2023

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$6,987,062	$8,161,167
Accounts receivable, net	851,570	1,352,210
Accounts receivable - related parties	1,669,886	1,673,895

Inventories	2,194,827	2,254,139
Prepaid income tax and tax receivable	1,350,165	991,797
Investments, at fair value	13,261,783	11,480,981
Other current assets	973,562	904,153
Total current assets	27,288,855	26,818,342

Restricted cash	413,454	425,043
Property, plant and equipment, net	1,209,739	1,255,302
Operating lease right-of-use asset	701,248	821,021
Goodwill	2,307,202	2,307,202
Intangible assets, net	2,220,755	2,329,970
Deferred tax assets, net - United States	771,287	771,287
Other assets	552,660	552,660
Total assets	$35,465,200	$35,280,827

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,491,543	$2,711,931
Expense waivers – related parties	107,213	58,685
Operating lease liabilities, current portion	361,013	457,309
Purchase consideration payable	604,990	604,990
Loans - property and equipment, current portion	346,282	358,802
Total current liabilities	4,911,041	4,191,717

LONG-TERM LIABILITIES
Loans - property and equipment, net of current portion	82,543	88,516
Operating lease liabilities, net of current portion	352,347	380,535
Deferred tax liabilities, net - foreign	242,289	242,289
Total long-term liabilities	677,179	711,340
Total liabilities	5,588,220	4,903,057

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 50,000,000 shares authorized Series B: 49,360 shares issued and outstanding at September 30, 2023 and at June 30, 2023	49	49
Common stock, $0.001 par value; 900,000,000 shares authorized; 39,383,459 shares issued and outstanding at June 30, 2023 and at June 30, 2023	39,384	39,384
Additional paid-in capital	12,490,352	12,396,722
Accumulated other comprehensive loss	(239,079)	(144,840)
Retained earnings	17,586,274	18,086,455
Total stockholders’ equity	29,876,980	30,377,770
Total liabilities and stockholders’ equity	$35,465,200	$35,280,827

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(UNAUDITED)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022

Net revenue
Fund management – related party	$5,049,550	$5,419,435
Food products	1,730,527	1,937,426
Security systems	553,719	628,892
Beauty products	774,626	804,078
Financial services	127,092	133,457
Net revenue	8,235,514	8,923,288

Cost of revenue	2,037,188	2,023,664

Gross profit	6,198,326	6,899,624

Operating expense
Salaries and compensation	2,589,949	2,368,368
General and administrative expense	2,248,540	1,686,658
Fund operations	1,270,128	1,140,588
Marketing and advertising	972,011	777,710
Depreciation and amortization	153,977	149,208
Total operating expenses	7,234,605	6,122,532

(Loss) income from operations	(1,036,279)	777,092

Other income (expense):
Interest and dividend income	193,043	52,569
Interest expense	(3,559)	(7,794)
Other income (expense), net	43,993	(98,369)
Total other income (expense), net	233,477	(53,594)

(Loss) income before income taxes	(802,802)	723,498

Benefit (Provision) of income taxes	302,621	(226,330)

Net (loss) income	$(500,181)	$497,168

Weighted average shares of common stock
Basic	40,397,375	40,370,659
Diluted	40,397,375	40,399,873

Net (loss) income per common share
Basic	$(0.01)	$0.01
Diluted	$(0.01)	$0.01

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(UNAUDITED)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022

Net (loss) income	$(500,181)	$497,168

Other comprehensive (loss) income:
Foreign currency translation (loss)	(94,239)	(313,759)
Comprehensive (loss) income	$(594,420)	$183,409

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE MONTH PERIODS ENDED SEPTEMBER 30, 2023 AND SEPTEMBER 30, 2022

(UNAUDITED)

								’
Period Ending September 30, 2023	Preferred Stock (Series B)		Common Stock		Additional	Accumulated Other		Total
	Number of Shares	Amount	Number of Shares	Par Value	Paid – in Capital	Comprehensive (Loss)	Retained Earnings	Stockholders’ Equity
Balance at July 1, 2023	49,360	$49	39,383,459	$39,384	$12,396,722	$(144,840)	$18,086,455	$30,377,770
Loss on currency translation	-	-	-	-	-	(94,239)	-	(94,239)
Stock-based compensation	-	-	-	-	93,630	-	-	93,630
Net (loss)	-	-	-	-	-	-	(500,181)	(500,181)
Balance at September 30, 2023	49,360	$49	39,383,459	$39,384	$12,490,352	$(239,079)	$17,586,274	$29,876,980

Period Ending September 30, 2022	Preferred Stock (Series B)		Common Stock		Additional	Accumulated Other		Total
	Number of Shares	Amount	Number of Shares	Par Value	Paid – in Capital	Comprehensive (Loss)	Retained Earnings	Stockholders’ Equity
Balance at July 1, 2022	49,360	$49	39,383,459	$39,384	$12,313,205	$(234,790)	$16,921,426	$29,039,274
Loss on currency translation	-	-	-	-	-	(313,759)	-	(313,759)
Stock-based compensation	-	-	-	-	6,700	-	-	6,700
Net income	-	-	-	-	-	-	497,168	497,168

Balance at September 30, 2022	49,360	$49	39,383,459	$39,384	$12,319,905	$(548,549)	$17,418,594	$29,229,383

THE MARYGOLD COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(500,181)	497,168
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	153,977	149,208
Bad debt expense	213	-
Stock-based compensation	93,630	6,700
Net realized and unrealized (gains) losses on investments	(269,381)	111,855
Operating lease right-of-use asset - non-cash lease cost	128,403	231,070

Decrease (increase) in current assets:
Accounts receivable	478,096	(179,083)
Accounts receivable - related party	4,009	565,296
Prepaid income taxes and tax receivable	(359,021)	61,872
Inventories	34,198	(194,695)
Other current assets	(70,130)	(34,814)
(Decrease) increase in operating liabilities:
Accounts payable and accrued expenses	668,487	(149,343)
Operating lease liabilities	(118,480)	(233,992)
Expense waivers - related party	48,528	70,448
Purchase consideration payable	-	(22,493)
Net cash provided by operating activities	292,348	879,197

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(25,189)	(9,418)
Proceeds from sale of investments	7,829,645	-
Purchase of investments	(9,341,066)	(257,624)
Net cash (used in) investing activities	(1,536,610)	(267,042)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of property and equipment loans	(3,656)	(3,476)
Net cash (used in) by financing activities	(3,656)	(3,476)

Effect of exchange rate change on cash and cash equivalents	62,224	(237,331)

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,185,694)	371,348

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING BALANCE	8,586,210	13,928,899

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$7,400,516	14,300,247

Cash and cash equivalents	6,987,062	13,370,714
Restricted cash	413,454	929,533
Total cash, cash equivalents and restricted cash shown in statement of cash flows	$7,400,516	14,300,247

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest paid	$4,727	4,018
Income taxes paid, net	$86,978	70,557

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.